Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent public accountants, we hereby consent to the use in the Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of Desert Capital REIT, Inc. of our report dated February 28, 2005, on the financial statements of Desert Capital REIT, Inc. contained in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Aberdeen, South Dakota
May 19, 2005

PEOPLE. PRINCIPLES. POSSIBILITIES
www.eidebailly.com

24 Second Ave. SW * Aberdeen, South Dakota 57402-0430 * 605.225.8783 * Fax 605.225.0508